CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Scottsdale Funds of our report dated October 21, 2024, relating to the financial statements and financial highlights of Vanguard Total Corporate Bond ETF, which appears in Vanguard Scottsdale Funds’ Certified Shareholder Report on Form N-CSR for the year ended August 31, 2024. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

March 03, 2025

PricewaterhouseCoopers LLP, Two Commerce Square, Suite 1800, 2001 Market Street, Philadelphia, PA 19103-7042 T: (267) 330 3000, www.pwc.com/us